Cliff Gallant (Investor Contact):	(415) 262-6843;	investorrelations@axiscapital.com
Nichola Liboro (Media Contact):	(917) 705-4579;	nichola.liboro@axiscapital.com

AXIS CAPITAL REPORTS FIRST QUARTER NET INCOME AVAILABLE TO COMMON SHAREHOLDERS OF $388 MILLION, or $4.53 PER DILUTED COMMON SHARE AND OPERATING INCOME OF $220 MILLION, or $2.57 PER DILUTED COMMON SHARE

For the first quarter of 2024, the Company reports:
•Annualized return on average common equity ("ROACE") of 32.1% and annualized operating ROACE of 18.2%
•Income tax benefit of $125 million, inclusive of a net deferred tax benefit of $163 million attributable to Bermuda's Corporate Income Tax
•Book value per diluted common share of $57.13, an increase of $3.07, or 5.7%, compared to December 31, 2023
•Combined ratio of 91.1%

Pembroke, Bermuda, May 1, 2024 - AXIS Capital Holdings Limited ("AXIS Capital" or "AXIS" or "the Company") (NYSE: AXS) today announced financial results for the first quarter ended March 31, 2024.

Commenting on the first quarter 2024 financial results, Vince Tizzio, President and CEO of AXIS Capital said:

"The results of the first quarter once again evidence that AXIS is elevating its financial performance, producing consistent returns and strong metrics. Reflecting the increased resiliency and consistency of our portfolio, AXIS delivered 18.2% annualized operating ROE and a combined ratio of 91.1%. We continued to capitalize on generally favorable market conditions, growing gross premiums written by 11% over the prior year period.

"Our specialty insurance business continues to perform very strongly, achieving a combined ratio of 86.6% and record first quarter premium production of $1.6 billion, fueled by double digit premium growth across both our North America and London-based Global Markets divisions. During the quarter, both our insurance and reinsurance businesses leaned into our targeted markets while exhibiting strong cycle management and underwriting discipline.

"We also further invested in our global underwriting platform, tapping into new revenue channels including expanding our specialty product set in North America while launching the first-ever dedicated Global Energy Transition syndicate at Lloyd’s. In addition, we continued to strengthen our operational capabilities through our 'How We Work' program to build a more efficient, connected, and data-driven AXIS."
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

First Quarter Consolidated Results*

•Net income available to common shareholders for the first quarter of 2024 was $388 million, or $4.53 per diluted common share, compared to net income available to common shareholders of $173 million, or $2.01 per diluted common share, for the first quarter of 2023.
•Operating income1 for the first quarter of 2024 was $220 million, or $2.57 per diluted common share, compared to operating income of $200 million, or $2.33 per diluted common share, for the first quarter of 2023.
•Net investment income for the first quarter of 2024 was $167 million, compared to $134 million, for the first quarter of 2023, an increase of $34 million or 25%, attributable to an increase in income from our fixed maturities portfolio due to increased yields.
•Book yield of fixed maturities was 4.3% at March 31, 2024, compared to 3.7% at March 31, 2023. The market yield was 5.6% at March 31, 2024.
•Reorganization expenses of $12 million primarily relate to severance costs mainly attributable to our "How We Work" program which is focused on simplifying our operating structure. Reorganization expenses are excluded from operating income (loss).
•On December 27, 2023, the Government of Bermuda enacted the Corporate Income Tax Act 2023 (the "Act") which will apply a corporate income tax of 15% for fiscal years beginning on or after January 1, 2025. The Act includes a provision referred to as the economic transition adjustment, which is intended to provide a fair and equitable transition into the tax regime. Pursuant to the Act and subsequently issued guidance, we recorded a net deferred tax asset of $163 million in the first quarter of 2024 which we expect to utilize mainly over a 10-year period. We expect to incur increased taxes in Bermuda beginning in 2025. The Bermuda net deferred tax benefit is excluded from operating income (loss).
•Income tax benefit of $125 million for the first quarter of 2024 was principally due to the net deferred tax benefit discussed above, partially offset by income tax expense associated with pre-tax income.
•Book value per diluted common share was $57.13 at March 31, 2024, an increase of $3.07, or 5.7%, compared to December 31, 2023, driven by net income, partially offset by common share dividends declared, and unrealized investment losses.
•Book value per diluted common share increased by $6.82, or 13.6%, over the past twelve months, driven by net income, and net unrealized investment gains, partially offset by common share dividends declared.
•Adjusted for dividends declared and Bermuda net deferred tax asset, book value per diluted common share increased by $6.70, or 13.3%, over the past twelve months.
•Adjusted for net unrealized investment losses, after-tax, book value per diluted common share was $61.56.
•Total capital returned to common shareholders was $100 million in the quarter, including share repurchases of $62 million and dividends of $38 million.
* Amounts may not reconcile due to rounding differences.
1 Operating income (loss) and operating income (loss) per diluted common share are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders and earnings (loss) per diluted common share, respectively, and a discussion of the rationale for the presentation of these items are provided later in this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

First Quarter Consolidated Underwriting Highlights2

•Gross premiums written increased by $272 million, or 11%, to $2.7 billion with an increase of $159 million, or 11% in the insurance segment, and an increase of $114 million, or 12% in the reinsurance segment.
•Net premiums written increased by $114 million, or 7% ($100 million, or 6%, on a constant currency basis(3)), to $1.7 billion with an increase of $140 million, or 16% in the insurance segment, partially offset by a decrease of $26 million, or 4% in the reinsurance segment.

	Three months ended March 31,
KEY RATIOS	2024	2023	Change
Current accident year loss ratio, excluding catastrophe and weather-related losses(4)	56.4%	55.8%	0.6	pts
Catastrophe and weather-related losses ratio	1.5%	3.1%	(1.6	pts)
Current accident year loss ratio	57.9%	58.9%	(1.0	pts)
Prior year reserve development ratio	—%	(0.3%)	0.3	pts
Net losses and loss expenses ratio	57.9%	58.6%	(0.7	pts)
Acquisition cost ratio	20.2%	18.7%	1.5	pts
General and administrative expense ratio	13.0%	13.6%	(0.6	pts)
Combined ratio	91.1%	90.9%	0.2	pts

Current accident year combined ratio	91.1%	91.2%	(0.1	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	89.6%	88.1%	1.5	pts
•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $20 million, (Insurance: $19 million; Reinsurance: $1 million), or 1.5 points.

2 All comparisons are with the same period of the prior year, unless otherwise stated.
3 Amounts presented on a constant currency basis are non-GAAP financial measures as defined in SEC Regulation G. The constant currency basis is calculated by applying the average foreign exchange rate from the current year to prior year amounts. The reconciliations to the most comparable GAAP financial measures is provided above and a discussion of the rationale for the presentation of these items is provided later in this press release.
4 The current accident year loss ratio, excluding catastrophe and weather-related losses is calculated by dividing the current accident year losses less pre-tax catastrophe and weather-related losses, net of reinsurance, by net premiums earned less reinstatement premiums.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Segment Highlights
Insurance Segment

	Three months ended March 31,
($ in thousands)	2024	2023	Change
Gross premiums written	$1,574,505	$1,415,612	11.2%
Net premiums written	1,022,354	882,576	15.8%
Net premiums earned	917,946	816,456	12.4%
Underwriting income	122,987	103,355	19.0%

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	52.0%	52.2%	(0.2	pts)
Catastrophe and weather-related losses ratio	2.1%	3.0%	(0.9	pts)
Current accident year loss ratio	54.1%	55.2%	(1.1	pts)
Prior year reserve development ratio	—%	(0.1%)	0.1	pts
Net losses and loss expenses ratio	54.1%	55.1%	(1.0	pts)
Acquisition cost ratio	19.2%	18.0%	1.2	pts
Underwriting-related general and administrative expense ratio	13.3%	14.2%	(0.9	pts)
Combined ratio	86.6%	87.3%	(0.7	pts)

Current accident year combined ratio	86.6%	87.4%	(0.8	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	84.5%	84.4%	0.1	pts
•Gross premiums written increased by $159 million, or 11%, attributable to increases in all lines of business with the exception of cyber lines which decreased in the quarter, principally due to premium adjustments and a reduction in premiums associated with program business.
•Net premiums written increased by $140 million, or 16%, reflecting the increase in gross premiums written in the quarter, together with a decrease in premiums ceded in cyber and professional lines.
•The current accident year loss ratio, excluding catastrophe and weather-related losses is consistent with recent quarters.
•The acquisition cost ratio increased by 1.2 points, primarily related to changes in business mix associated with an increase in property, and accident and health lines business written in recent periods and a decrease in ceding commissions mainly in professional lines and cyber lines.
•The underwriting-related general and administrative expense ratio decreased by 0.9 points, mainly driven by an increase in net premiums earned and continued expense discipline.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Reinsurance Segment

	Three months ended March 31,
($ in thousands)	2024	2023	Change
Gross premiums written	$1,079,922	$966,364	11.8%
Net premiums written	699,719	725,780	(3.6%)
Net premiums earned	340,095	413,743	(17.8%)
Underwriting income	22,676	36,011	(37.0%)

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	68.0%	63.0%	5.0	pts
Catastrophe and weather-related losses ratio	0.2%	3.3%	(3.1	pts)
Current accident year loss ratio	68.2%	66.3%	1.9	pts
Prior year reserve development ratio	—%	(0.8%)	0.8	pts
Net losses and loss expenses ratio	68.2%	65.5%	2.7	pts
Acquisition cost ratio	23.0%	20.1%	2.9	pts
Underwriting-related general and administrative expense ratio	4.6%	5.8%	(1.2	pts)
Combined ratio	95.8%	91.4%	4.4	pts

Current accident year combined ratio	95.8%	92.2%	3.6	pts

Current accident year combined ratio, excluding catastrophe and weather-related losses	95.6%	88.9%	6.7	pts
•Gross premiums written increased by $114 million, or 12% ($102 million, or 11%, on a constant currency basis), due to an increase of $139 million attributable to all ongoing specialty lines of business mainly related to new business and the timing of renewals of significant contracts, partially offset by a decrease in run-off lines.
•Net premiums written decreased by $26 million, or 4% ($37 million, or 5%, on a constant currency basis), reflecting an increase in premiums ceded to our strategic capital partners, partially offset by the increase in gross premiums written in the quarter.
•The current accident year loss ratio, excluding catastrophe and weather-related losses increased by 5.0 points principally due to elevated loss experience in marine and aviation lines, and changes in business mix associated with the exit from catastrophe and property lines of business.
•The acquisition cost ratio increased by 2.9 points, primarily related to adjustments attributable to loss-sensitive features driven by improved loss performance mainly in liability, credit and surety, and accident and health lines.
•The underwriting-related general and administrative expense ratio decreased by 1.2 points, mainly driven by an increase in fees related to arrangements with strategic capital partners, partially offset by a decrease in net premiums earned.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Investments

	Three months ended March 31,
($ in thousands)	2024	2023
Net investment income	$167,383	$133,771
Net investment gains (losses)	(9,207)	(20,190)
Change in net unrealized gains (losses) on fixed maturities(5)	(51,963)	212,922
Interest in income (loss) of equity method investments	1,169	(2,205)
Total	$107,382	$324,298

Average cash and investments(6)	$16,822,621	$15,832,861

Total return on average cash and investments, pre-tax:
Including investment related foreign exchange movements	0.6%	2.0%
Excluding investment related foreign exchange movements(7)	0.8%	1.9%

•Net investment income increased by $34 million, or 25%, compared to the first quarter of 2023, attributable to an increase in income from our fixed maturities portfolio due to increased yields.
•Net investment losses recognized in net income (loss) for the quarter primarily related to net realized losses on the sale of fixed maturities, partially offset by net realized and unrealized gains on equity securities.
•Change in net unrealized losses, pre-tax of $52 million ($39 million excluding foreign exchange movements) recognized in other comprehensive income (loss) in the quarter due to a decrease in the market value of our fixed maturities portfolio attributable to increased yields, compared to change in net unrealized gains, pre-tax of $213 million ($191 million excluding foreign exchange movements) recognized during the first quarter of 2023.
•Book yield of fixed maturities was 4.3% at March 31, 2024, compared to 3.7% at March 31, 2023 and 4.2% at December 31, 2023. The market yield was 5.6% at March 31, 2024.

5 Change in net unrealized gains (losses) on fixed maturities is calculated by taking net unrealized gains (losses) at period end less net unrealized gains (losses) at the prior period end.
6 The average cash and investments balance is calculated by taking the average of the monthly fair value balances.
7 Pre-tax total return on cash and investments excluding foreign exchange movements is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to pre-tax total return on cash and investments, the most comparable GAAP financial measure, also included foreign exchange (losses) gains of $(25) million and $19 million for the three months ended March 31, 2024 and 2023, respectively.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Capitalization / Shareholders’ Equity

	March 31,	December 31,
($ in thousands)	2024	2023	Change
Total capital(8)	$6,819,229	$6,576,910	$242,319
•Total capital of $6.8 billion included $1.3 billion of debt and $550 million of preferred equity, compared to $6.6 billion at December 31, 2023, with the increase driven by net income, partially offset by common share dividends declared, net unrealized investment losses reported in accumulated other comprehensive income (loss), and the repurchase of common shares, including $62 million repurchased pursuant to our Board-authorized share repurchase program.
•At March 31, 2024, we had $38 million of remaining authorization under our Board-authorized share repurchase program for common share repurchases through December 31, 2024.
Book Value per diluted common share

	March 31,	December 31,	March 31,
	2024	2023	2023
Book value per diluted common share(9)	$57.13	$54.06	$50.31
•Dividends declared were $0.44 per common share in the current quarter and $1.76 per common share over the past twelve months.

	Three months ended,		Twelve months ended,
	March 31, 2024		March 31, 2024
	Change	% Change	Change	% Change
Book value per diluted common share	$3.07	5.7%	$6.82	13.6%
Book value per diluted common share - adjusted for dividends declared	$3.51	6.5%	$8.58	17.1%
•Book value per diluted common share increased by $3.07 in the quarter, driven by net income, partially offset by net unrealized investment losses reported in accumulated other comprehensive income (loss), and common share dividends declared.
•Book value per diluted common share increased by $6.82 over the past twelve months, driven by net income, and net unrealized investment gains reported in accumulated other comprehensive income (loss), partially offset by common share dividends declared.
•Adjusted for net unrealized investment losses, after-tax, reported in accumulated other comprehensive income (loss), book value per diluted common share was $61.56.
•Adjusted for dividends declared, the book value per diluted common share increased by $3.51 for the quarter, and increased by $8.58 over the past twelve months.

8 Total capital represents the sum of total shareholders' equity and debt.
9 Calculated using the treasury stock method.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Conference Call

We will host a conference call on Thursday, May 2, 2024 at 9:30 a.m. (EDT) to discuss the first quarter financial results and related matters. The teleconference can be accessed by dialing 1-877-883-0383 (U.S. callers), or 1-412-902-6506 (international callers), and entering the passcode 8824838 approximately ten minutes in advance of the call. A live, listen-only webcast of the call will also be available via the Investor Information section of our website at www.axiscapital.com. A replay of the teleconference will be available for two weeks by dialing 1-877-344-7529 (U.S. callers), or 1-412-317-0088 (international callers), and entering the passcode 1291489. The webcast will be archived in the Investor Information section of our website.

In addition, an investor financial supplement for the quarter ended March 31, 2024 is available in the Investor Information section of our website.

About AXIS Capital
AXIS Capital, through its operating subsidiaries, is a global specialty underwriter and provider of insurance and reinsurance solutions. The Company has shareholders' equity of $5.5 billion at March 31, 2024, and locations in Bermuda, the United States, Europe, Singapore and Canada. Its operating subsidiaries have been assigned a financial strength rating of "A+" ("Strong") by Standard & Poor's and "A" ("Excellent") by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com.

Website and Social Media Disclosure
We use our website (www.axiscapital.com) and our corporate LinkedIn (AXIS Capital) and X Corp. (@AXIS_Capital) accounts as channels of distribution of Company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, e-mail alerts and other information about AXIS Capital may be received by those enrolled in our "E-mail Alerts" program which can be found in the Investor Information section of our website (www.axiscapital.com). The contents of our website and social media channels are not part of this press release.

Follow AXIS Capital on LinkedIn and X Corp.
LinkedIn: http://bit.ly/2kRYbZ5
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2024 (UNAUDITED) AND DECEMBER 31, 2023

	2024	2023

	(in thousands)
Assets
Investments:
Fixed maturities, available for sale, at fair value	$12,269,310	$12,234,742
Fixed maturities, held to maturity, at amortized cost	693,042	686,296
Equity securities, at fair value	582,178	588,511
Mortgage loans, held for investment, at fair value	609,704	610,148
Other investments, at fair value	934,724	949,413
Equity method investments	182,594	174,634
Short-term investments, at fair value	75,879	17,216
Total investments	15,347,431	15,260,960
Cash and cash equivalents	1,143,951	953,476
Restricted cash and cash equivalents	697,623	430,509
Accrued interest receivable	107,131	106,055
Insurance and reinsurance premium balances receivable	3,517,242	3,067,554
Reinsurance recoverable on unpaid losses and loss expenses	6,503,188	6,323,083
Reinsurance recoverable on paid losses and loss expenses	472,660	575,847
Deferred acquisition costs	543,343	450,950
Prepaid reinsurance premiums	2,060,717	1,916,087
Receivable for investments sold	5,686	8,767
Goodwill	100,801	100,801
Intangible assets	184,155	186,883
Operating lease right-of-use assets	104,162	108,093
Loan advances made	345,065	305,222
Other assets	625,535	456,385
Total assets	$31,758,690	$30,250,672

Liabilities
Reserve for losses and loss expenses	$16,630,897	$16,434,018
Unearned premiums	5,353,827	4,747,602
Insurance and reinsurance balances payable	1,909,309	1,792,719
Debt	1,314,074	1,313,714
Federal Home Loan Bank advances	85,790	85,790
Payable for investments purchased	493,582	26,093
Operating lease liabilities	119,124	123,101
Other liabilities	346,932	464,439
Total liabilities	26,253,535	24,987,476

Shareholders' equity
Preferred shares	550,000	550,000
Common shares	2,206	2,206
Additional paid-in capital	2,368,144	2,383,030
Accumulated other comprehensive income (loss)	(411,849)	(365,836)
Retained earnings	6,790,558	6,440,528
Treasury shares, at cost	(3,793,904)	(3,746,732)
Total shareholders' equity	5,505,155	5,263,196

Total liabilities and shareholders' equity	$31,758,690	$30,250,672

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023

	Three months ended March 31,
	2024	2023

	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,258,041	$1,230,199
Net investment income	167,383	133,771
Net investment gains (losses)	(9,207)	(20,190)
Other insurance related income	8,340	577
Total revenues	1,424,557	1,344,357

Expenses
Net losses and loss expenses	728,671	720,642
Acquisition costs	254,254	230,373
General and administrative expenses	163,373	166,811
Foreign exchange losses (gains)	(23,552)	8,710
Interest expense and financing costs	17,147	16,894
Reorganization expenses	12,299	—
Amortization of intangible assets	2,729	2,729
Total expenses	1,154,921	1,146,159

Income before income taxes and interest in income (loss) of equity method investments	269,636	198,198
Income tax (expense) benefit	124,654	(15,896)
Interest in income (loss) of equity method investments	1,169	(2,205)
Net income	395,459	180,097
Preferred share dividends	7,563	7,563
Net income available to common shareholders	$387,896	$172,534

Per share data
Earnings per common share:
Earnings per common share	$4.57	$2.03
Earnings per diluted common share	$4.53	$2.01
Weighted average common shares outstanding	84,879	84,864
Weighted average diluted common shares outstanding	85,693	85,853
Cash dividends declared per common share	$0.44	$0.44

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023

	2024			2023
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$1,574,505	$1,079,922	$2,654,427	$1,415,612	$966,364	$2,381,976
Net premiums written	1,022,354	699,719	1,722,073	882,576	725,780	1,608,356
Net premiums earned	917,946	340,095	1,258,041	816,456	413,743	1,230,199
Other insurance related income	21	8,319	8,340	54	523	577
Net losses and loss expenses	(496,864)	(231,807)	(728,671)	(449,467)	(271,175)	(720,642)
Acquisition costs	(176,029)	(78,225)	(254,254)	(147,058)	(83,315)	(230,373)
Underwriting-related general and
administrative expenses(10)	(122,087)	(15,706)	(137,793)	(116,630)	(23,765)	(140,395)
Underwriting income(11)	$122,987	$22,676	145,663	$103,355	$36,011	139,366

Net investment income			167,383			133,771
Net investment gains (losses)			(9,207)			(20,190)
Corporate expenses(10)			(25,580)			(26,416)
Foreign exchange (losses) gains			23,552			(8,710)
Interest expense and financing costs			(17,147)			(16,894)
Reorganization expenses			(12,299)			—
Amortization of intangible assets			(2,729)			(2,729)
Income before income taxes and interest in income (loss) of equity method investments			269,636			198,198
Income tax (expense) benefit			124,654			(15,896)
Interest in income (loss) of equity method investments			1,169			(2,205)
Net income			395,459			180,097
Preferred share dividends			7,563			7,563
Net income available to common shareholders			$387,896			$172,534

Net losses and loss expenses ratio	54.1%	68.2%	57.9%	55.1%	65.5%	58.6%
Acquisition cost ratio	19.2%	23.0%	20.2%	18.0%	20.1%	18.7%
General and administrative expense ratio	13.3%	4.6%	13.0%	14.2%	5.8%	13.6%
Combined ratio	86.6%	95.8%	91.1%	87.3%	91.4%	90.9%

10 Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $26 million for the three months ended March 31, 2024 and 2023, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
11 Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to net income (loss), the most comparable GAAP financial measure, is presented above.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023

	Three months ended March 31,
	2024	2023
	(in thousands, except per share amounts)

Net income available to common shareholders	$387,896	$172,534
Net investment (gains) losses	9,207	20,190
Foreign exchange losses (gains)	(23,552)	8,710
Reorganization expenses	12,299	—
Interest in (income) loss of equity method investments	(1,169)	2,205
Bermuda net deferred tax asset(12)	(162,705)	—
Income tax benefit(13)	(1,814)	(3,585)
Operating income	$220,162	$200,054

Earnings per diluted common share	$4.53	$2.01
Net investment (gains) losses	0.11	0.24
Foreign exchange losses (gains)	(0.27)	0.10
Reorganization expenses	0.14	—
Interest in (income) loss of equity method investments	(0.01)	0.03
Bermuda net deferred tax asset	(1.90)	—
Income tax benefit	(0.03)	(0.05)
Operating income per diluted common share	$2.57	$2.33

Weighted average diluted common shares outstanding	85,693	85,853

Average common shareholders' equity	$4,834,176	$4,250,070

Annualized return on average common equity	32.1%	16.2%

Annualized operating return on average common equity(14)	18.2%	18.8%

12 Net deferred tax benefit due to the recognition of deferred tax assets net of deferred tax liabilities related to a future Bermuda corporate income tax rate of 15%, pursuant to the Corporate Income Tax Act 2023.
13 Tax expense (benefit) associated with the adjustments to net income (loss) available (attributable) to common shareholders. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
14 Annualized operating return on average common equity ("operating ROACE") is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to annualized ROACE, the most comparable GAAP financial measure is presented in the table above, and a discussion of the rationale for its presentation is provided later in this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this press release, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential", "intend" or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control.

Forward-looking statements contained in this press release may include, but are not limited to, information regarding our estimates for losses and loss expenses, measurements of potential losses in the fair value of our investment portfolio and derivative contracts, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives, our expectations regarding pricing and other market and economic conditions including the liquidity of financial markets, developments in the commercial real estate market, inflation, our growth prospects, and valuations of the potential impact of movements in interest rates, credit spreads, equity securities' prices, and foreign currency exchange rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties, and assumptions. Accordingly, there are or will be important factors that could cause actual events or results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

Insurance Risk
•the cyclical nature of insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates;
•the occurrence and magnitude of natural and man-made disasters, including the potential increase of our exposure to natural catastrophe losses due to climate change and the potential for inherently unpredictable losses from man-made catastrophes, such as cyber-attacks;
•the effects of emerging claims, systemic risks, and coverage and regulatory issues, including increasing litigation and uncertainty related to coverage definitions, limits, terms and conditions;
•actual claims exceeding reserves for losses and loss expenses;
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•losses related to the Israel-Hamas conflict and the associated conflict in the Red Sea, the Russian invasion of Ukraine, terrorism and political unrest, or other unanticipated losses;
•the adverse impact of social and economic inflation;
•the failure of any of the loss limitation methods we employ;
•the failure of our cedants to adequately evaluate risks;

Strategic Risk
•increased competition and consolidation in the insurance and reinsurance industry;
•changes in the political environment of certain countries in which we operate or underwrite business;
•the loss of business provided to us by major brokers;
•a decline in our ratings with rating agencies;
•the loss of one or more of our key executives;
•increasing scrutiny and evolving expectations from investors, customers, regulators, policymakers and other stakeholders regarding environmental, social and governance matters;
•the adverse impact of contagious diseases (including COVID-19) on our business, results of operations, financial condition, and liquidity;

Credit and Market Risk
•the inability to purchase reinsurance or collect amounts due to us from reinsurance we have purchased;
•the failure of our policyholders or intermediaries to pay premiums;
•general economic, capital and credit market conditions, including banking and commercial real estate sector instability, financial market illiquidity and fluctuations in interest rates, credit spreads, equity securities' prices, and/or foreign currency exchange rates;
•breaches by third parties in our program business of their obligations to us;

Liquidity Risk
•the inability to access sufficient cash to meet our obligations when they are due;

Operational Risk
•changes in accounting policies or practices;
•the use of industry models and changes to these models;
•difficulties with technology and/or data security;
•the failure of the processes, people or systems that we rely on to maintain our operations and manage the operational risks inherent to our business, including those outsourced to third parties;

Regulatory Risk
•changes in governmental regulations and potential government intervention in our industry;
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•inadvertent failure to comply with certain laws and regulations relating to sanctions, foreign corrupt practices, data protection and privacy; and

Risks Related to Taxation
•changes in tax laws.

Readers should carefully consider the risks noted above together with other factors including but not limited to those described under Item 1A, 'Risk Factors' in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Rationale for the Use of Non-GAAP Financial Measures

We present our results of operations in a way we believe will be meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this press release, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), operating income (loss) (in total and on a per share basis), annualized operating return on average common equity ("operating ROACE"), amounts presented on a constant currency basis and pre-tax total return on cash and investments excluding foreign exchange movements which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (loss) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As a result, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities, and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses), and unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to our underwriting performance. Therefore, foreign exchange losses (gains) are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our debt and Federal Home Loan Bank advances. As these expenses are not incremental and/or directly attributable to our underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).

Reorganization expenses in 2024 primarily relate to severance costs mainly attributable to our "How We Work" program which is focused on simplifying our operating structure. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated underwriting income (loss).

Amortization of intangible assets arose from business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated underwriting income (loss).

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

We believe that the presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to net income (loss), the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains), reorganization expenses, interest in income (loss) of equity method investments and Bermuda net deferred tax asset.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses) and unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to the performance of our business. Therefore, foreign exchange losses (gains) are excluded from operating income (loss).

Reorganization expenses in 2024 primarily relate to severance costs mainly attributable to our "How We Work" program which is focused on simplifying our operating structure. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from operating income (loss).

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, this income (loss) is excluded from operating income (loss).

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Bermuda net deferred tax asset is due to the recognition of deferred tax assets net of deferred tax liabilities related to a future Bermuda corporate income tax rate of 15%, pursuant to the Corporate Income Tax Act 2023 effective for fiscal years beginning on or after January 1, 2025. The Bermuda net deferred tax asset is not related to the underwriting process. Therefore, this income is excluded from operating income (loss).

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, interest in income (loss) of equity method investments and Bermuda net deferred tax asset in order to understand the profitability of recurring sources of income.

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, interest in income (loss) of equity method investments and Bermuda net deferred tax asset reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized return on average common equity ("ROACE"), respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

Constant Currency Basis
We present gross premiums written and net premiums written on a constant currency basis in this press release. The amounts presented on a constant currency basis are calculated by applying the average foreign exchange rate from the current year to the prior year amounts. We believe this presentation enables investors and other users of our financial information to analyze growth in gross premiums written and net premiums written on a constant basis. The reconciliation to gross premiums written and net premiums written on a GAAP basis is presented in the 'Insurance Segment' and 'Reinsurance Segment' sections of this press release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Pre-Tax Total Return on Cash and Investments excluding Foreign Exchange Movements
Pre-tax total return on cash and investments excluding foreign exchange movements measures net investment income (loss), net investments gains (losses), interest in income (loss) of equity method investments, and change in unrealized gains (losses) generated by average cash and investment balances. We believe this presentation enables investors and other users of our financial information to analyze the performance of our investment portfolio. The reconciliation of pre-tax total return on cash and investments excluding foreign exchange movements to pre-tax total return on cash and investments, the most comparable GAAP financial measure, is presented in the 'Investments' section of this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com